                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-35802

Prospectus Supplement No. 12 dated September 28, 2001 to
Prospectus dated May 19, 2000, as supplemented on June 21,
2000, July 20, 2000, August 1, 2000, September 21, 2000,
January 12, 2001, February 1, 2001, April 20, 2001, May 31,
2001, August 9, 2001, September 13, 2001 and September 19,
2001.

                              E*TRADE Group, Inc.

      $650,000,000 6% Convertible Subordinated Notes due February 1, 2007
                                      and
    27,542,373 Shares of Common Stock Issuable upon Conversion of the Notes



     The information contained in the table appearing under the heading "Selling Securityholders" on pages 43-44 of the prospectus with respect to the Selling Securityholders named below is hereby amended to add the following information:

                                                                              Shares of
                                         Principal Amount   Percentage of    Common Stock
                                          of Notes that         Notes        that May Be
Name of Selling Securityholder(1)          May Be Sold       Outstanding       Sold(2)
---------------------------------        ----------------   -------------    ------------
Pacific Life Insurance Company .........     $500,000             *             21,187
Other holders of notes or future
 transferees of such holders(3) ........           $0             *                  0